Exhibit 4.6

                  FOURTH AMENDMENT dated as of December 8, 1995 (this "Amendment") to the CREDIT AGREEMENT dated as of June 22, 1994 and as amended and in effect immediately prior to the date hereof (the "Credit Agreement") among COLLINS & AIKMAN PRODUCTS CO., a Delaware corporation (the "Borrower"), WCA CANADA INC., a Canadian corporation (the "Canadian Borrower"), COLLINS & AIKMAN CORPORATION, a Delaware corporation ("Holdings"), the financial institutions party thereto (the "Lenders"), and CHEMICAL BANK, as administrative agent (the "Administrative Agent").

                  A. The Borrower, the Canadian Borrower, Holdings, the Lenders and the Administrative Agent desire to amend the Credit Agreement in certain respects as hereinafter set forth.

                  B. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

                  Accordingly, the Borrower, the Canadian Borrower, Holdings, the Lenders and the Administrative Agent hereby agree as follows:

                  SECTION 1. Amendment of Credit Agreement. The Credit Agreement is hereby amended, effective as of the Effective Date (as hereinafter defined), as follows:

                  (a) Section 1.01 is amended by inserting immediately following the word "person" where it appears in clause (ii) of the definition of "Net Income" the parenthetical "(other than any person acquired in connection with a Permitted Business Acquisition solely for the purpose of calculating the Leverage Ratio under Section 6.16)".

                  (b) Section 1.01 is amended by adding at the end of the first sentence of the definition of "Permitted Business Acquisitions" the following proviso:

                  "; provided that, in the case of the Larizza Acquisition, Holdings shall be deemed to be in compliance with the covenants contained in Sections 6.14, 6.16 and 6.17 for the purposes of this definition only if, on a pro forma basis recomputed as at the last day of the most recently ended fiscal quarter of Holdings, (x) the Interest Coverage Ratio is greater than 3.25 to 1.00, (y) the Leverage Ratio is equal to or less than 3.50 to 1.00 and (z) the Current Ratio is greater than or equal to 1.25:1.00."

                  (c)  Section  1.01  is  amended  by  adding,   in  appropriate
alphabetical order, the following definition:

                  "'Larizza  Acquisition'  shall mean the acquisition of Larizza
                  Industries,   Inc.  by  the  Borrower  pursuant  to  a  Merger
                  Agreement dated as of September 26, 1995."




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                                                                           2



                  (d) Section 5.09 is amended by inserting in clause (i) of the second sentence thereof after the words "Unrestricted Subsidiary" in the parenthetical the words "or of a foreign subsidiary".

                  (e) Subsection 6.01(d) is amended by (1) deleting the word "and" appearing at the end of clause (iv) and substituting therefor a comma, (2) adding the word "and" before the semicolon at the end of clause (v) and (3) adding a new clause (vi) thereto, reading as follows:

                  "(vi)  Manchester  Plastics,  Ltd. to any Domestic  Restricted
                  Subsidiary in an aggregate principal amount not to exceed $35,000,000, evidenced by one or more Intercompany Notes pledged to the Collateral Agent under the Pledge Agreement."

                  (f) Section 6.14 is amended by deleting said Section in its entirety and substituting in lieu thereof the following:

                           "SECTION 6.14.  Interest  Coverage Ratio. In the case
                  of Holdings, permit the Interest Coverage Ratio for any period of four consecutive fiscal quarters to be less than the ratio set forth below opposite the period which includes the last day of such period of consecutive fiscal quarters:

                  Period:                                     Amount:

                  May 1, 1995 - January 31, 1996             3.25 to 1.00
                  February 1, 1996 - January 31, 1997        3.50 to 1.00
                  February 1, 1997- April 30, 1997           3.75 to 1.00
                  May 1,  1997 -  January  31,  1998         4.25 to 1.00
                  Thereafter                                 4.75 to 1.00"

                  (g) Section 6.16 is amended by deleting said Section in its entirety and substituting in lieu thereof the following:



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                                                                             3



                           "SECTION  6.16.   Leverage  Ratio.  In  the  case  of
                  Holdings, permit the Leverage Ratio as of the last day of any fiscal quarter occurring during any period set forth below to be greater than the ratio set forth below for such period:

                  Quarter Ending:                             Ratio:

                  January 31, 1996                            3.75 to 1.00
                  April 30, 1996                              3.50 to 1.00
                  July 31, 1996                               3.50 to 1.00
                  October 31, 1996                            3.25 to 1.00
                  January 31, 1997                            3.00 to 1.00
                  February 1, 1997 - January 31, 1998         2.75 to 1.00
                  February 1, 1998 - January 31, 1999         2.50 to 1.00
                  Thereafter                                  2.25 to 1.00"

                    SECTION 2. Effectiveness. This Amendment will become effective on the date (the "Effective Date") on which the following conditions have been satisfied: (a) the Administrative Agent shall have received counterparts of this Amendment which, when taken together, bear the signatures of the Borrower, the Canadian Borrower, Holdings, the Administrative Agent and the Required Lenders, (b) on and as of the Effective Date and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing, (c) the representations and warranties made by Holdings, the Borrower and the Canadian Borrower in the Credit Agreement shall be true and correct in all material respects on and as of the Effective Date as if made on such date, except where such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, (d) the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower, dated the Effective Date, certifying the matters referred to in clauses (b) and (c) above and (e) the Administrative Agent shall have received the fee required pursuant to Section 3 of this Amendment.

                    SECTION 3. Amendment Fee. The Borrower shall pay to the Administrative Agent for the ratable benefit of the Lenders executing and delivering this Amendment a fee in an amount equal to 1/8 of 1% of the aggregate amount of Delayed Draw Terms Loans, Canadian Term Loans, Term Loans and Revolving Credit Commitments outstanding on the Effective Date.

                   SECTION 4. Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

                   SECTION 5. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.




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                                                                              4



                   SECTION 6. Agreement. Except as expressly amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof.

                    SECTION 7. Expenses. The Borrower shall pay all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation of this Amendment, including, but not limited to, the reasonable fees and disbursements of counsel for the Administrative Agent.

                   SECTION 8. Headings. The headings of this Amendment are for the purposes of reference only and shall not limit or otherwise affect the meanings hereof.



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                                                                            5



                    IN WITNESS WHEREOF, the Borrower, the Canadian Borrower, Holdings, the Lenders signatory hereto and the Administrative Agent have caused this Amendment to be duly executed by their duly authorized officers, all as of the dates first above written.


 COLLINS & AIKMAN PRODUCTS CO.


 By:/s/ J. Michael Stepp
  Title: Senior Vice President

 COLLINS & AIKMAN CORPORATION


 By:/s/ J. Michael Stepp
  Title: Senior Vice President

 COLLINS & AIKMAN CANADA INC.
 (Formerly known as WCA CANADA INC.)


 By:/s/ Ronald T. Lindsay
  Title: Vice President

 CHEMICAL BANK, as a Lender and
 as Administrative Agent


 By:/s/ Rosemary Bradley
    Title: Vice President


 BANK OF AMERICA ILLINOIS


 By:/s/
  Title:


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                                                                             6



 NATIONSBANK, N.A.


 By:/s/ J. Timothy Martin
  Title: Senior Vice President

 BANK OF AMERICA NATIONAL TRUST &
  SAVINGS ASSOCIATION


 By:/s/ Daniel T. Rencricce
  Title: Vice President

 CREDIT LYONNAIS CAYMAN ISLAND
 BRANCH


 By:/s/ Robert Ivosevich
  Title: Authorized Signature

 THE INDUSTRIAL BANK OF JAPAN, LTD.


 By:/s/ Junri Oda
  Title: Sen. Vice Pres. & Sen. Manager

THE LONG-TERM CREDIT BANK OF
JAPAN     LTD.


By:/s/ Jay Shankar
 Title: Vice President

THE TORONTO-DOMINION BANK


By:/s/ Debbie A. Greene
   Title: MGR. CR. ADMIN.

THE FIRST NATIONAL BANK OF BOSTON


By:/s/ William C. Purinton
   Title: Vice President

BANK OF SCOTLAND


By:/s/ Annie Chin Tat
   Title: Assistant Vice President

THE BANK OF TOKYO TRUST COMPANY


By:/s/ Joseph P. Devoe
   Title: Vice President

BANQUE PARIBAS


By:/s/ Stephen Eisenstein
   Title: Vice President

By:/s/ Gary A. Binning
   Title: Vice President


BRANCH BANKING AND TRUST COMPANY


By:/s/ Thatcher L. Townsend III
   Title: Vice President

CANADIAN IMPERIAL BANK OF
COMMERCE


By:/s/ Roger Colden
   Title: Authorized Signatory

COMPAGNIE FINANCIERE DE CIC ET DE
    L'UNION EUROPEENNE


By:/s/ Sean Mounier
   Title: First Vice President


By:/s/ Marcus Edward
   Title: Vice President

THE NIPPON CREDIT BANK, LTD.


By:/s/ Clifford Abramsky
   Title: Vice President & Manager

SOCIETE GENERALE


By:/s/ Ralph Saheb
   Title: Vice President

SOCIETY NATIONAL BANK


By:/s/ Sharon F. Weinstein
   Title: V.P. & Manager

THE TRAVELERS INSURANCE COMPANY


By:/s/ Craig H. Farnsworth
   Title: 2nd Vice President


THE TRAVELERS INDEMNITY COMPANY


By:/s/ Craig H. Farnsworth
   Title: 2nd Vice President

WACHOVIA BANK OF NORTH CAROLINA,
     N.A.


By:/s/ Joanne M. Starnes
   Title: Senior Vice President

WELLS FARGO BANK


By:/s/ Christine C. Rotter
   Title: Vice President

VAN KAMPEN AMERICA CAPITAL PRIME
RATE INCOME TRUST


By:/s/ Jeffrey W. Maillet
   Title: Sr. Vice Pres. - Portfolio Mgr.

ARAB BANKING CORPORATION


By:/s/ Louise Bilbro
   Title: Vice President

BANK OF IRELAND


By:/s/ John Cusack
   Title: Assistant Treasurer

THE BANK OF NEW YORK


By:/s/  H.S. Griffith
   Title: Senior Vice President

CREDITANSTALT CORPORATE FINANCE,
INC.


By:/s/ Robert M. Biringer
   Title: SVP

By:/s/ Craig Stamm
   Title: Sr. Associate

CRESTAR BANK


By:/s/ C. Gray Key
   Title: Vice President

FIRST UNION NATIONAL BANK OF NORTH
   CAROLINA


By:/s/ David Silander
   Title: Vice President

FUJI BANK


By:/s/ Katsunori Nozawa
   Title: Vice President & Manager

GIROCREDIT BANK


By:/s/ John P. Redding
   Title: Vice President

MIDLAND BANK


By:/s/ Gina Sidorsky
   Title: Director

THE MITSUBISHI TRUST AND BANKING
   CORPORATION


By:/s/ Hachiro Hosoda
   Title: Senior Vice President

NATIONAL CITY BANK


By:/s/ Ted Parker
   Title: Vice President

NBD BANK


By:/s/ James D. Heinz
   Title: Vice President

THE SUMITOMO TRUST & BANKING CO.,
LTD.


By:/s/ Suraj Bhatia
   Title: Senior Vice President


UNITED STATES NATIONAL BANK OF
  OREGON


By:/s/ Stephen Mitchell
   Title: Vice President

THE YASUDA TRUST & BANKING CO.,
LTD.


By:/s/ Makoto Tagawa
   Title: Deputy General Manager


CRESCENT/MACH 1 PARTNERS, L.P.

By TCW Asset Management Company

its Investment Manager



By:/s/ Justin Driscoll
   Title: Vice President


ALEXANDER HAMILTON LIFE
INSURANCE      CO.


By:/s/
   Title:


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                                                                              12


KEYPORT LIFE INSURANCE CO.


By:/s/ Stephen M. Alfieri
   Title: Managing Director

SAKURA BANK


By:/s/ Hiroyasu Imanishi
   Title: V.P. & Senior Manager



RESTRUCTURED OBLIGATIONS BACKED
BY      SENIOR ASSETS B.V.

By: Chancellor Senior Secured Management, Inc.
as Portfolio Advisor

By:/s/ Stephen M. Alfieri
   Title: Managing Director

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